UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2013

SHINER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33960	98-0507398
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

19/F, Didu Building, Pearl River Plaza,
No. 2 North Longkun Road
Haikou, Hainan Province, 570125
People’s Republic of China
(Address of Principal Executive Offices)

(+86) 898 6858 1104)
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Shiner International, Inc. (the “Company”) held its 2013 Annual Stockholders’ Meeting on Friday, December 27, 2013, at 10:00 a.m. China time. Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on November 25, 2012, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”).

The Company’s Stockholders considered three proposals, each of which is described in the Proxy Statement. A total of 16,920,606 shares were represented in person or by proxy, or 66.1% of the total shares outstanding. The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Stockholders elected Yuet Ying, Jian Fu and Zhenhuan Yuan to serve as Directors as follows:

Director	For	Withhold
Yuet Ying	16,189,954	730,652
Jian Fu	16,189,954	730,652
Zhenhuan Yuan	16,189,954	730,652

Proposal 2 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

Stockholders approved ratification of the appointment of Goldman Kurland and Mohidin, LLP (“GKM”) as the Company’s independent auditors for the fiscal year ending December 31, 2013.

For	Against	Abstain
16,230,854	688,107	13,045

Proposal 3 – Advisory Vote on Executive Compensation

Stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain
15,903,171	678,382	339,053

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013	SHINER INTERNATIONAL, INC.

By: /s/ Qingtao Xing
Qingtao Xing
Chief Executive Officer